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                                                                Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


To the Board of Directors
Acceptance Insurance Companies Inc.


We consent to the incorporation by reference in Registration Statement No. 33-53001 and No. 33-68856 on Form S-3 and in Registration Statement No. 33-67180 and No. 33-51441 on Form S-8 of Acceptance Insurance Companies Inc. of our reports dated March 17, 1995 in this Annual Report on Form 10-K of the Company for the year ended December 31, 1994. Our report referred to above includes an explanatory paragraph regarding the change in accounting method as described in Note 1 to the consolidated financial statements.



DELOITTE & TOUCHE LLP

Omaha, Nebraska
March 27, 1995